Exhibit 5.1

BRYAN CAVE LLP
ONE METROPOLITAN SQUARE
211 N. BROADWAY, SUITE 3600
ST. LOUIS, MISSOURI 63102-2750
(314) 259-2000
FACSIMILE: (314) 259-2020

DENIS P. MCCUSKER DIRECT DIAL NUMBER (314) 259-2455	INTERNET ADDRESS DMCCUSKER@BRYANCAVE.COM

November 16, 2001

Board of Directors
Applied Digital Solutions, Inc.
400 Royal Palm Way, Suite 410
Palm Beach, Florida 33480

Ladies and Gentlemen:

         We are acting as counsel for Applied Digital Solutions, Inc., a Missouri corporation (the "Company"), in connection with the preparation and filing of a Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to 10,148,670 shares of the Company's common stock, $.001 par value per share, issuable under the Applied Digital Solutions, Inc. 1999 Flexible Stock Plan (the "Plan).

         In connection herewith, we have examined and relied without independent investigation as to matters of fact upon such certificates of public officials, such statements and certificates of officers of the Company and originals or copies certified to our satisfaction of the Registration Statement, the Second Restated Articles of Incorporation and By-laws of the Company as amended and now in effect, proceedings of the Board of Directors of the Company and such other corporate records, documents, certificates and instruments as we have deemed necessary or appropriate in order to enable us to render this opinion. In rendering this opinion, we have assumed the genuineness of all signatures on all documents examined by us, the due authority of the parties signing such documents, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

         Based upon and subject to the foregoing, it is our opinion that the 10,148,670 shares of common stock of the Company covered by the Registration Statement, when issued on grant of certain benefits, or on exercise of certain benefits granted, pursuant to the Plan, will be legally issued, fully paid and non-assessable shares of Common Stock of the Company.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

Very truly yours,
/S/ BRYAN CAVE LLP